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                                                                   Exhibit 10.31

                                                                  EXECUTION COPY


                     PHARMACY SUPPLY AND SERVICES AGREEMENT

     This PHARMACY SUPPLY AND SERVICES AGREEMENT (together with the schedules hereto, this "Agreement"), dated as of June 17, 1999, is entered into by and
              ---------
between Rite Aid Corporation, a Delaware corporation ("Rite Aid") and
                                                       --------
drugstore.com, inc., a Delaware corporation ("drugstore.com").  Certain terms
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capitalized herein and not defined herein shall have the meanings given to such terms in the Main Agreement of even date herewith (the "Main Agreement") entered
                                                        --------------
into by and between Rite Aid and drugstore.com.

     In consideration of the agreements and covenants set forth herein, and intending to be legally bound thereby. the parties hereto agree as follows:
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    SECTION 1.  EFFECTIVE TIME; TERMINATION    This Agreement shall only become
                ---------------------------
effective upon the consummation of the purchase of Series E Preferred Stock of drugstore.com by Rite Aid and General Nutrition Companies, Inc., through its wholly owned subsidiary General Nutrition Investment Company ("GNC") pursuant to the Series E Preferred Stock Purchase Agreement of even date herewith entered into by and among Rite Aid, drugstore.com and GNC (such time, the "Effective
                                                                    ---------
Time"); provided, however, that (x) drugstore.com shall have no obligation to
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purchase, and Rite Aid shall have no obligation to supply, drugstore.com's requirements of Pharmaceutical Products pursuant to Section 2 hereof and (y) Rite Aid shall have no obligation to provide Pharmacy Services (as defined in Section 3 hereof) to drugstore.com through the Rite Aid Mail-Order Pharmacy (as defined in Section 3 hereof), if performance of such obligations by drugstore.com or Rite Aid, as applicable, would violate or otherwise conflict with any agreement to which drugstore.com is a party, until such time as the performance of such obligations would no longer violate or otherwise conflict with any such agreement. This Agreement shall automatically terminate, and become void and of no further effect, concurrently with the termination of the Purchase Agreement pursuant to Section 7.16 thereof. This Agreement shall continue in effect after the Effective Time until such time as the Main Agreement is terminated for any reason, at which time this Agreement shall also be terminated, subject to Section 10.7 hereof.

    SECTION 2.  PHARMACY SUPPLY    From and after the Effective Time, and except
                ---------------
as provided in Section 2.1 hereof, Rite Aid agrees to sell, and drugstore.com agrees to buy, all of drugstore.com's requirements of Pharmaceutical Products necessary to fill orders of Pharmaceutical Products placed by customers of drugstore.com on the drugstore.com Site, subject to and in accordance with the following terms of this Section 2:
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                      2.1   Alternative Sourcing.
                            --------------------

          (a) In the event drugstore.com requires a Pharmaceutical Product that is not regularly stocked by Rite Aid in its distribution centers or made available through its wholesaler, Rite Aid shall not be required to supply such Pharmaceutical Product and drugstore.com shall have the right to obtain such Pharmaceutical Product from any other source; provided, however, that if Rite
                                              --------  -------
Aid subsequently commences to stock such Pharmaceutical Product in its distribution centers, drugstore.com may, but shall not be obligated to, thereafter obtain such Pharmaceutical Product from Rite Aid in accordance with this Section 2.

          (b) In the event Rite Aid (or its wholesaler) consistently fails to deliver substantial portions of orders for Pharmaceutical Products to drugstore.com in a timely manner, pursuant to Section 2.3 hereof, drugstore.com shall be relieved of its obligations to obtain its requirements for Pharmaceutical Products from Rite Aid.

          (c) In the event drugstore.com receives a written offer (solicited or unsolicited), subject only to acceptance by drugstore.com or its designee, from a Third Party generally engaged in the business of wholesaling Pharmaceutical Products throughout the United States or in a significant region of the United States, to provide it with substantially all of its requirements for Pharmaceutical Products containing terms with respect to price, timing of delivery, timing and terms of payment and product availability which, in the aggregate, are more favorable to drugstore.com than the terms provided by Rite Aid hereunder (an "Offer"), drugstore.com shall notify Rite Aid in writing of
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its receipt of such Offer (such notice, the "Notice").  The Notice shall be
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accompanied by the Offer and a written designation of Rite Aid as an authorized party to accept such Offer. If Rite Aid does not, within 14 business days of its receipt of the Notice, (i) agree to match, for the term proposed in the Offer (the "Offer Period"), the terms of the Offer, (ii) enter into an agreement
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with the Third Party making the Offer to purchase Pharmaceutical Products from such Third Party on the terms specified in such Offer, including, without limitation, the Offer Period or (iii) agree to modify, for the Offer Period, the terms of this Section 2 so that they are at least as favorable to drugstore.com, in the aggregate, as those in the Offer, then drugstore.com shall be relieved of its obligations to obtain its requirements for Pharmaceutical Products from Rite Aid; provided, however, that the failure by Rite Aid
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to take any of such actions shall in no event be deemed to constitute a breach by Rite Aid of this Agreement. If Rite Aid takes any of the actions specified in clauses (i)-(iii) of the preceding sentence, then drugstore.com shall remain obligated to purchase all of its requirements for Pharmaceutical Products from Rite Aid on the terms of the Offer or, if applicable, of this Section 2 as modified, for the Offer Period and, after the expiration of the Offer Period, upon the terms of this Section 2.



          (d) drugstore.com will not in any event be deemed to be in violation of this Agreement if it obtains Pharmaceutical Products for a specific order from an alternate source as a result of Rite Aid's failure to fill such order in accordance with the terms of this Section 2.

    2.2   Pricing and Other Terms.        Rite Aid will sell branded and generic
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Pharmaceutical Products to drugstore.com at the prices set forth on Schedule
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2.2.  Except as set forth on Schedule 2.2, drugstore.com will also be afforded
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the same non-price terms as those received from time to time by Rite Aid from its suppliers with respect to Rite Aid's purchase of branded Pharmaceutical Products.

               2.3   Placement and Delivery of Orders.
                     --------------------------------

          (a) With respect to branded Pharmaceutical Products, Rite Aid will accept purchase orders from drugstore.com and transmit such orders to its wholesaler. Rite Aid will instruct the wholesaler to deliver such Pharmaceutical Products to drugstore.com at the place designated for delivery by drugstore.com. Such orders will be processed by Rite Aid in the normal course and without discrimination as between drugstore.com and Rite Aid.

          (b) With respect to generic Pharmaceutical Products, Rite Aid will accept purchase orders from drugstore.com and deliver the Pharmaceutical Products ordered to drugstore.com at the place designated for delivery by drugstore.com. At drugstore.com's option, it may elect to designate a Rite Aid distribution center as the delivery point for such generic Pharmaceutical Products, in which case Rite Aid shall have no delivery obligation other than to make such products available for pick up at the Rite Aid distribution center during normal business hours. Such orders will be processed by Rite Aid in the normal course and without discrimination as between drugstore.com and Rite Aid stores and will be delivered without discrimination as between drugstore.com and
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Rite Aid stores of comparable volume, or if Rite Aid at any time has no stores of comparable volume, on a schedule sufficient for drugstore.com to operate its business at the volume at which it is then operating.

          (c) If any Rite Aid wholesaler fails to meet the product supply and delivery requirements of its agreement with Rite Aid, Rite Aid will use commercially reasonable efforts to correct or require such wholesaler to correct such wholesaler's performance failures as soon as practicable, including by enforcing against such wholesaler all available penalties, fees, discounts or other charges or benefits (the "Wholesaler Penalties") as set forth in such
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agreement and agreed to by the wholesaler and Rite Aid.  Upon collection of any such Wholesaler Penalties, Rite Aid shall immediately pass to drugstore.com its pro rata share thereof without deducting any amounts.

                  2.4   Billing and Payment for Orders.
                        ------------------------------

          (a) With respect to orders placed by drugstore.com for branded Pharmaceutical Products, Rite Aid shall invoice drugstore.com at the time of shipment. Invoices shall be due and payable by drugstore.com to Rite Aid on the fifth day of the month following the month in which such shipment was made. If such payment date falls on a weekend or on any weekday on which banks are closed, payment shall be due on the business day immediately following such payment date.

          (b) With respect to orders placed by drugstore.com for generic Pharmaceutical Products, Rite Aid shall invoice drugstore.com at the time of shipment. Invoices shall be due and payable by drugstore.com to Rite Aid on the fifteenth day of the month following the month in which such shipment was made. If such payment date falls on a weekend or on any weekday on which banks are closed, payment shall be due on the business day immediately following such payment date.

          (c) All payments made by drugstore.com pursuant to this Section 2.4 shall be made, in immediately available funds, by electronic fund transfer or such other means reasonably acceptable to both parties. drugstore.com shall pay interest on the amount of any payments not made within the times specified in Sections 2.4(a) and 2.4(b) hereof in the amount of one percent for each whole month after the payment was due, prorated for any partial month.
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     2.5  Rebates.        drugstore.com shall be entitled to share in any
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rebates and other allowances not taken in account in the Adjusted WAC or the
Adjusted Rite Aid Cost each as set forth on Schedule 2.2 (collectively, "Rebates"), however calculated, received by Rite Aid in respect of Rite Aid's purchase of Pharmaceutical Products. Such share shall be based upon the ratio of drugstore.com's purchases and drugstore.com's performance that resulted in such Rebates to Rite Aid's total purchases and to total performance that resulted in such Rebates. Rite Aid shall remit drugstore.com's share for Rebates received in each fiscal quarter within 30 days of the end of such fiscal quarter. Such payments shall be made, in immediately available funds, by electronic fund transfer or other means reasonably acceptable to the parties.
At the time of each such payment, Rite Aid shall deliver, in a form reasonably acceptable to the parties, a statement showing in reasonable detail the sources of the Rebates and the method of allocation of such Rebates.

     2.6  Operations.        The parties will cooperate in developing
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operational standards with respect to ordering, shipment and delivery pursuant to this Section 2.

            SECTION 3.   PHARMACY SERVICES
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                   3.1   Description of  Pharmacy Services.
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          (a)  Rite Aid shall, as requested by drugstore.com, provide dispensing and related services (collectively, the "Pharmacy Services") with respect to
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orders of Pharmaceutical Products received by drugstore.com on the drugstore.com
Site from customers who are participants in an insurance or prescription benefit plan in which Rite Aid is a participating pharmacy (such orders, the "Serviced
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Orders").  The Pharmacy Services will be performed, at the direction of
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drugstore.com, either by a Rite Aid retail pharmacy, or, if mailing or a similar form of delivery is permitted by applicable law, by a Rite Aid mail-order pharmacy (the "Rite Aid Mail-Order Pharmacy") to be located within a facility
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owned or leased by drugstore.com (the "drugstore.com Facility"), from and after
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the time such facility becomes operational.  drugstore.com will be responsible for filling or contracting for the filling of all other orders for
Pharmaceutical Products placed on the drugstore.com Site, subject to the provisions of Section 4 of the Main Agreement. The Rite Aid Mail-Order Pharmacy shall be staffed by licensed pharmacists and technicians employed by Rite Aid; provided, however, that at the election of drugstore.com, the Rite Aid Mail-
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Order Pharmacy may instead be staffed in part by licensed
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pharmacists and technicians employed by drugstore.com, so long as such staffing does not (i) impair Rite Aid's ability to lawfully perform the Pharmacy
Services, (ii) affect the validity of any licenses held by Rite Aid; (iii) increase Rite Aid's insurance costs, or (iv) affect Rite Aid's insurance coverage in any other way. The performance of the Pharmacy Services will commence in accordance with Schedule 7.1(a) to the Main Agreement (the "Technology Integration Schedule").
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          (b)  The Pharmacy Services to be performed with respect to Serviced
Orders shall consist of :

               (i) the filling of the Serviced Orders, including the dispensing of Pharmaceutical Products, and the delivery thereof (x) in the case of orders filled by the Rite Aid Mail-Order Pharmacy, to drugstore.com employees at the drugstore.com Facility for further delivery to the drugstore.com customer or (y) in the case of orders to be filled by a Rite Aid retail pharmacy, to the customer for pickup at such Rite Aid retail pharmacy;

               (ii) the performance of necessary and appropriate drug utilization review, including, as necessary, direct communication with the drugstore.com customer or the prescribing physician;

               (iii) communication with Third Parties, including pharmacy benefit managers and insurers, as necessary for adjudication of a Serviced Order and the transmission, within 24 hours, to drugstore.com of the results of such adjudication for its billing purposes and, where required, for transmission to its customer;

               (iv)   the collection and transmission, in accordance with
Section 3.4, to drugstore.com of monies received from Third Parties in payment of any portion of the price of a particular Pharmaceutical Product, which, with respect to orders to be filled by a Rite Aid retail pharmacy will initially include, in accordance with the Technology Integration Schedule, the collection at the Rite Aid retail pharmacy of the co-payment and other cash payments, if any, from the customer and transmission of such monies to drugstore.com; and

               (v) any additional services, functions or responsibilities that are required for
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     the lawful performance and provision of the services described in Section
     3.1(b)(i)-(iv) inclusive.

     In the process of performing the Pharmacy Services, Rite Aid shall have the right, consistent with its normal business practices and in order to achieve cost-savings or otherwise in connection with the health and welfare of the customer, to communicate with the prescribing physician in order to suggest the use of generic Pharmaceutical Products or other Pharmaceutical Products in the same therapeutic class as that prescribed by such physician.

                  3.2   drugstore.com Obligations.
                        -------------------------

          (a) In order to enable Rite Aid to lawfully provide the Pharmacy Services, drugstore.com agrees to: (i) obtain and/or maintain all licenses necessary to allow it to accept orders from customers for Pharmaceutical Products; (ii) perform all actions necessary to authenticate the prescription for such Pharmaceutical Products, (iii) transmit to Rite Aid all information with respect to a Serviced Order necessary to enable Rite Aid lawfully to fill such Serviced Order; (iv) employ duly licensed pharmacists as necessary to effect the transfer of prescriptions to a Rite Aid pharmacy for filling; (v) disclose to customers placing orders on the drugstore.com Site that the prescription will be filled by Rite Aid and (vi) take such other actions as may be reasonably requested by Rite Aid in order to facilitate the servicing of customer orders and compliance with applicable law. Rite Aid shall not be obligated to provide Pharmacy Services with respect to any Serviced Order to the extent that drugstore.com has failed to comply with its obligations pursuant to this Section 3.2(a).

          (b) drugstore.com shall be solely responsible for (i) the charging and collection of the payment from the customer for the Serviced Order (except as set forth in Section 3.1(b)(iv) hereof) and of any and all fees for shipping of Pharmaceutical Products to its customers, and (ii) with the exception of necessary customer service to be performed by Rite Aid in connection with the filling of Serviced Orders, all customer service functions with respect to drugstore.com customers, including, without limitation, communication with the customer as necessary in the event that the adjudication performed by Rite Aid results in Rite Aid being unable to fill the Serviced Order.

          (c) drugstore.com will provide, at no cost to Rite Aid, space within the drugstore.com Facility as necessary for the operation of the Rite Aid
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Mail-Order Pharmacy. drugstore.com shall also, at no cost to Rite Aid, supply the Rite Aid Mail-Order Pharmacy with Pharmaceutical Products from the inventory of drugstore.com to fill Serviced Orders and, as necessary for the performance of Pharmacy Services by the Rite Aid Mail-Order Pharmacy, access to and use of pharmacy equipment, pharmacy supplies and communications equipment.

    3.3   Changes to Services.  Each of drugstore.com and Rite Aid
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acknowledge that the ordering and filling of orders for Pharmaceutical Products via the Internet is a new and emerging form of commerce and that changes in the mechanics of the performance by Rite Aid of the Pharmacy Services and the obligations of drugstore.com set forth in Section 3.2 hereof may be necessary in order to comply with regulatory changes that occur in response to that method of commerce. drugstore.com and Rite Aid each agree to use commercially reasonable efforts to make such changes to the Pharmacy Services or to other provisions of this Agreement as may be necessary or appropriate, in light of applicable laws or regulations, as now in effect or as hereafter amended, in order to preserve to each party the material benefits of this Agreement.

     3.4  Transmission of Payments.   Rite Aid shall use commercially
          ------------------------
reasonable efforts to collect monies payable to Rite Aid on behalf of drugstore. com pursuant to Section 3.1(b)(iv) hereof. Rite Aid shall, twice per calendar week, transmit to drugstore.com all such monies collected by Rite Aid since the previous transmission of payments pursuant to this section, so long as Rite Aid is able by such time to specifically identify the Serviced Order with respect to which such monies were collected. In the event that Rite Aid is not able to specifically identify the Serviced Order by such time, it shall specifically identify such Serviced Order as soon as practicable and will transmit such monies to drugstore.com as part of the next transmission of monies occurring after it has done so. On a monthly basis, the parties will conduct a reconciliation of their respective records regarding placement of Serviced Orders and transmission of payments to drugstore.com by Rite Aid pursuant to this section. For any payment not made in accordance with the timing set forth in this Section 3.4, a late fee shall be applicable in the amount of one percent for each whole month after the payment was due, prorated for any partial month. All payments made by Rite Aid pursuant to this Section 3.4 shall be made, in immediately available funds, by electronic fund transfer or such other means reasonably acceptable to both parties. At the time of each such payment, Rite Aid will deliver, in a form reasonably acceptable to both parties,
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a schedule setting forth the Serviced Orders covered by such payment.

    3.5   Service Standards.        Rite Aid will use its commercially
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reasonable efforts to perform the Pharmacy Services in accordance with the following standards:

          (a) The Rite Aid Mail-Order Pharmacy will be available to fill Serviced Orders, 24 hours a day, 7 days a week; and

          (b) Rite Aid will fill all Serviced Orders which it may lawfully fill with commercially reasonable speed, subject to delays caused by interaction with insurers, pharmacy benefit managers, physicians and customers as reasonably necessary to fill a Serviced Order. Such Serviced Orders filled by Rite Aid retail pharmacies will receive equal priority with other orders for Pharmaceutical Products filled by Rite Aid retail pharmacies, and drugstore.com customers will receive customer service at such Rite Aid retail pharmacies at the same level provided to Rite Aid customers.

            SECTION 4.   PAYMENT FOR SERVICES.
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                   4.1   Payments.
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          (a)  In consideration for the Pharmacy Services to be provided by the
Rite Aid Mail-Order Pharmacy, drugstore.com will pay Rite Aid fees equal to the actual costs incurred by Rite Aid in providing such Pharmacy Services, including, but not limited to, the cost of salaries and benefits for the Rite Aid pharmacists and technicians employed in the Rite Aid Mail-Order Pharmacy.

          (b) In consideration for the Pharmacy Services to be provided by Rite Aid retail pharmacies, drugstore.com will pay Rite Aid a fee with respect to each Serviced Order in accordance with the prices and upon the terms set forth on Schedule 4.1(b).
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    4.2   Payment Obligations of drugstore.com.        Fees for the provision of
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Pharmacy Services by Rite Aid retail stores will become due and payable to Rite
Aid, will be invoiced by Rite Aid pursuant to the provisions of this Agreement and title to the Pharmaceutical Products contained in the Serviced Order will pass to drugstore.com, once the Pharmaceutical Products are available for pick up by the drugstore.com customer at a Rite Aid retail store. Such payment will be due and payable to Rite Aid in accordance with the procedures set forth in
Section 7 hereof regardless of whether
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drugstore.com, for any reason, has not at the time of dispensing or does not thereafter receive payment for such Pharmaceutical Product from the drugstore.com customer who placed the order and/or any Third Party payor and regardless of whether the drugstore.com customer actually receives or picks up the Pharmaceutical Product ordered.

          4.3   Sales Tax.  As between the parties, drugstore.com shall be
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responsible for any sales tax imposed on any Serviced Order.

   SECTION 5.   MUTUAL COVENANTS
                ----------------

          5.1   Insurance.    Each party shall maintain at all times and at its
                ---------
own expense insurance in such amounts, and with such coverage and terms, as are commercially reasonable in light of the business conducted by such party.

          5.2   Regulatory Compliance.  Each party shall abide by all applicable
                ---------------------
statutes, laws, regulations, rules, policies, standards, guidelines and procedures now in effect or hereinafter enacted, including without limitation:
(i) laws regarding the provision of insurance, third party administration and primary health care services, including Medicare and Medicaid; (ii) the Prescription Drug Marketing Act; (iii) the Federal Controlled Substances Act;
(iv) the Federal Food, Drug and Cosmetics Act; (v) any state laws relating to the dispensing of Pharmaceutical Products and (vi) laws relating to billing or sales practices. Each party shall comply with all governmental regulations, including all reporting and disclosure requirements, with respect to provision of the Pharmacy Services. In addition, each party shall promptly inform the other of any regulatory issues that come to its attention affecting its business activities as they relate to this Agreement or the Pharmacy Services.
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     SECTION 6.   AUDIT PROCEDURES
                  ----------------
            6.1   drugstore.com Audit Procedures.
                  ------------------------------

          (a) drugstore.com shall be entitled, twice per year, to audit Rite Aid's billings to drugstore.com for the Pharmacy Services for the six months prior to such audit to ensure that such billings are accurate. Such audit shall only be conducted upon reasonable advance written notice and subject to Rite Aid's reasonable security and confidentiality provisions (including but not limited to the requirement that individuals involved in conducting the audit enter into confidentiality agreements in form and substance acceptable to Rite
Aid), and may be assisted by drugstore.com's accountants. Rite Aid agrees to cooperate in these reviews (so long as such reviews do not directly and materially cause Rite Aid to impair the performance of the Pharmacy Services, unless drugstore.com specifically requests such cooperation regardless of its impairment of the performance of the Pharmacy Services), furnish drugstore.com with reasonably requested information in a timely manner, and provide drugstore.com with reasonably timely access to personnel during normal business hours for audit purposes at no charge to drugstore.com; provided, however, that
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Rite Aid shall charge drugstore.com (via Rite Aid's bills as described in
Section 7.1) for its reasonable costs for any technical resources or extraordinary personnel time used by Rite Aid and necessary for such audit or verification report, so long as Rite Aid, before incurring such costs, notifies drugstore.com that such verification requests will result in costs to Rite Aid that drugstore.com will need to reimburse. drugstore.com agrees to provide Rite Aid with a copy of any audit or verification report upon its completion.

          (b)  A "Material Discrepancy" in billing shall be deemed to occur if
                  --------------------
the total amount actually billed by Rite Aid during the time period covered by drugstore.com's audit exceeds the amount due based on the audit report by five percent (5%) or more. If drugstore.com discovers a Material Discrepancy, Rite Aid shall review drugstore.com's support documentation for such Material Discrepancy, and the parties shall promptly attempt to agree on such analysis. If it is agreed that a Material Discrepancy occurred, Rite Aid shall reimburse drugstore.com for the cost to drugstore.com of the audit, including costs of reimbursing drugstore.com for reasonable costs, technical resources and extraordinary personnel time as provided in Section 6.1(a). In all other circumstances,
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drugstore.com agrees to bear the costs of audits performed by drugstore.com or at its direction.

          (c) Rite Aid shall credit drugstore.com for any differences in invoicing amounts as described in Section 7.1, as determined by drugstore.com during the course of its audit and agreed to by Rite Aid.

   SECTION 7.   PHARMACY SERVICES BILLING
                -------------------------

          7.1   Timing of Billings. Rite Aid shall invoice drugstore.com for the
                ------------------
Pharmacy Services on a monthly basis, using mutually agreed upon media and according to the terms of Section 4 hereof. Such invoices shall be accompanied by a reasonably detailed monthly schedule of the Serviced Orders for which payment is due. Credits and adjustments that became effective during the period covered by the invoice shall be applied on the first invoice following drugstore.com's eligibility therefor.

          7.2   Billing Procedures, Details and Data. There shall be no
                ------------------------------------
additional charge to drugstore.com for the invoicing services or for non-material changes in billing procedures reasonably requested by drugstore.com. Rite Aid may amend the billing procedures at any time by providing written notice thereof to drugstore.com, and such changes shall be reflected in the next invoicing cycle or as soon as possible thereafter.

          7.3   Payment for Services.
                --------------------

          (a) drugstore.com shall pay each invoice, in immediately available funds, by electronic fund transfer or such other means reasonably acceptable to both parties. Such payment shall be due and payable by drugstore.com to Rite Aid on the tenth day of the month following the month in which the Serviced Orders listed in the schedule provided by Rite Aid pursuant to Section 7.1 were filled. If such payment date falls on a weekend or a weekday on which banks are closed, the payment shall be due and payable on the following business day. If not so paid, drugstore.com shall pay interest on such amount at the rate set forth in
Section 7.4. In no event shall any payment made by or before such date constitute a breach of this Agreement. Rite Aid shall give drugstore.com at least 30 days' notice of any changes to the format or medium of its invoices.

          (b) If drugstore.com believes that it is entitled to an adjustment to the amount invoiced, drugstore.com shall promptly notify Rite Aid of such claim for an adjustment and provide to Rite Aid reasonable support for any such claim. Rite Aid and
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drugstore.com will promptly address and attempt to resolve in good faith any claims as to charges, credits or other aspects of the invoices. Interest shall accrue according to Section 7.4, payable to drugstore.com by Rite Aid for any amount paid by drugstore.com which was subject to a subsequent adjustment in favor of drugstore.com from the date of such payment. Rite Aid shall promptly reflect any such adjustments and interest in its bills (as described in Section 7.1). Rite Aid shall not deny or restrict service during the pendency of a dispute as a result thereof, provided that drugstore.com has paid all undisputed
                             --------
amounts when due.

          7.4   Late Payments.  For any late payment or adjustment pursuant to
                -------------
Section 7.3(a) or (b), a late fee shall be applicable in the amount of one percent for each whole month after the payment was due (or in the case described in Section 7.3(b), made), prorated for any partial month.

    SECTION 8.  CONFIDENTIALITY
                ---------------

          8.1   Confidential Information. "Confidential Information" means,
                ------------------------   ------------------------
subject to Section 8.2, the terms of this Agreement, information protected by the intellectual property laws of the United States, information regarding customers disclosed by either party in connection with the provision of the Pharmacy Services, information relating to drugstore.com's or Rite Aid's business practices (including account information, information regarding business planning and operations, and information regarding administrative, financial or marketing activities), or information marked as "Confidential." Each of Rite Aid and drugstore.com shall not, and shall cause its affiliates, employees, representatives and consultants (including any accountants used by drugstore.com in connection with audits under Section 6) not to, disclose, publish or disseminate any Confidential Information of the other party and its customers to Third Parties, or use such information for any use not required pursuant to this Agreement or the Main Agreement. All Confidential Information of one party shall be held and protected by the other party in strict confidence, shall be used by the other party only as required to render performance under this Agreement or the Main Agreement, and the other party shall use commercially reasonable efforts to prevent any unauthorized use or disclosure thereof by the personnel and other persons to whom such Confidential Information is disclosed by such other party in accordance with the foregoing.

          8.2   Exceptions.  Notwithstanding the foregoing, the terms of this
                ----------
Section 8 shall not apply to
any information that (a) is publicly available or is in the public domain at the time disclosed, (b) is or becomes publicly available or enters the public domain through no fault of the recipient, (c) is rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto, (d) is already in the recipient's possession free of any confidentiality obligations with respect thereto at the time of disclosure, (e) is independently developed by the recipient, (f) is approved for release or disclosure by the disclosing party without restriction, (g) is disclosed in response to an order of a court or a requirement of any other governmental agency, provided that the party making the disclosure pursuant to the order
        --------
shall first have given notice to the other party and made a reasonable effort to obtain a protective order, (h) is otherwise required by any national securities exchange, or by law or regulation to be disclosed or (i) is disclosed in any legal proceeding or otherwise to establish a party's rights and obligations under this Agreement, provided that the party so disclosing has requested, pursuant to any procedures available in such proceeding, that such information be designated as confidential information.

          8.3   Irreparable Harm.  drugstore.com and Rite Aid acknowledge that
                ----------------
any disclosure or misappropriation of Confidential Information in violation of this Agreement would cause irreparable harm, the amount of which may be extremely difficult to estimate, thus making any remedy at law or in damages inadequate. Each party therefore agrees that the other party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Section 8 and for any other relief as such other party deems appropriate. This right shall be in addition to any other remedy available in law or equity.

          8.4   Return of Confidential Information.  Upon the expiration or
                ----------------------------------
termination of this Agreement, each of drugstore.com and Rite Aid shall return or deliver to the other party, or shall destroy, all Confidential Information of the other party that is in its possession in tangible form. Each party shall further provide written confirmation that nothing required to be returned, delivered or destroyed has been retained, and that no unauthorized disclosure has occurred.

    SECTION 9.   LIABILITIES; INDEMNIFICATION
                 ----------------------------

          9.1    Liabilities.
                 -----------

            (a) Rite Aid shall be responsible for any errors or omissions made by its own employees in connection with its performance of its obligations pursuant to this Agreement. drugstore.com shall be responsible for any errors or omissions made by its own employees in connection with its performance of its obligations pursuant to this Agreement, including, without limitation, any errors or omissions made by any of its employees which it elects to have staff the Rite Aid Mail-Order Pharmacy in accordance with Section 3.1.

            (b) Each party shall be responsible for liabilities arising from errors or omissions made by it in the transmission of information to the other party, and each party shall be entitled to assume the accuracy of all information transmitted to it by the other party, and to rely on such information, for all purposes under this Agreement.

            (c) Neither party shall be responsible for a failure to meet its obligations under this Agreement to the extent caused by the following: (i) materially inaccurate data submitted by the other party; (ii) any failure by the other party to meet its obligations stated in this Agreement; (iii) any failure of equipment, facilities or services not controlled or supplied by such party; or (iv) failure(s) caused by acts of God, acts of nature, riots and other major civil disturbances, strike by such party's personnel, sabotage, injunctions or applicable laws or regulations, in each case without breach by such party of any obligations under this Agreement with regard to either such event or such failure. Rite Aid or drugstore.com, as applicable, agrees to use its commercially reasonable efforts to restore performance of its obligations hereunder as soon as reasonably practicable following any such event.

            (d) In no event will either party have any liability, whether based in contract, tort (including, without limitation, negligence) warranty or any other legal or equitable grounds, for any loss of interest, profit or revenue by the other party or for any consequential, indirect, incidental, special, punitive or exemplary damages suffered by the other party, arising from or related to this Agreement, even if such party has been advised of the possibility of such losses or damages.

      9.2 Indemnified Parties. Rite Aid and drugstore.com each shall indemnify and hold harmless the other and its divisions, its Affiliates (as defined below), and its officers, directors, employees, representatives and agents (the "Indemnified Parties") from and against (a) any and all liabilities,
             -------------------
suits,
costs, judgments, penalties, expenses, obligations, losses, or damages arising from or related to claims and actions made by a Third Party, including, but not limited to, any obligation or liability which may be imposed upon any of the Indemnified Parties as a matter of law, constituting, or in any way based upon, resulting from or arising out of any breach or alleged breach by drugstore.com or Rite Aid, as applicable, of any agreement or covenant made by such party in this Agreement, and (b) any cost or expense (including, but not limited to, legal fees and out-of-pocket expenses) reasonably incurred by any of the Indemnified Parties (and their counsel) in investigating, preparing for, defending against or otherwise taking any action in connection with any of the foregoing (collectively "Damages"). "Affiliate" means with respect to a party
                         -------
any entity at a time controlling, controlled by or under common control with such party (with "control" meaning the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the aggregate of all voting interests in such entity).

        9.3   Indemnified Claims.  If any claim, demand, assessment or
              ------------------
liability, or cost incidental thereto (collectively, an "Indemnified Claim"), is
                                                         -----------------
asserted against an Indemnified Party in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party pursuant to
Section 9.2, such Indemnified Party will promptly notify Rite Aid or drugstore.com, as the case may be (the "Indemnifying Party"), in writing. No
                                        ------------------
failure of an Indemnified Party to so notify the Indemnifying Party shall relieve the Indemnifying Party from the obligation to indemnify the Indemnified Party unless and to the extent the Indemnifying Party is actually prejudiced by such failure. Such Indemnified Party will accord the Indemnifying Party the opportunity to assume entire control of the defense, compromise or settlement of any such Indemnified Claim through its own counsel and at its own expense; provided that no such compromise or settlement shall include any non-monetary
--------
terms and conditions applicable to such Indemnified Party without the consent of the Indemnified Party; and provided further, that the Indemnified Parties may
                           -------- -------
retain their own counsel at the Indemnifying Party's expense (the Indemnifying Party shall only be liable for the cost of one such counsel for all Indemnified Parties) if (i) the Indemnifying Party, within thirty (30) days after notice of any Indemnified Claim, fails to assume the defense of such Indemnified Claim or
(ii) the representation of both the Indemnifying Party and the Indemnified Party would, in the reasonable judgment of the parties, be inappropriate due to actual or potential conflicting interests between them. If the Indemnifying Party does not assume entire control of the defense, compromise or settlement of such Indemnified Claim, the Indemnified Party may compromise or settle any such Indemnified Claim. drugstore.com and Rite Aid each agrees to cooperate fully with respect to the defense of any Indemnified Claim.

  SECTION 10.   MISCELLANEOUS
                -------------

         10.1   Binding Effects; No Assignment; Sale of Assets or Capital
                ---------------------------------------------------------
Stock. This Agreement shall be binding on and inure to the benefit of the
-----
parties hereto, and the legal representatives, successors in interest and permitted assigns, respectively, of each such party. This Agreement shall not be assigned in whole or in party by any party without the prior written consent of the other party, such consent not to be unreasonably withheld; provided,
                                                               --------
however, that a party may, without consent of the other party, assign this
-------
Agreement to an Affiliate of the assignor, or to an entity acquiring all or substantially all of the assets or capital stock of the assignor due to merger, acquisition or consolidation so long as (a) the assignor remains liable for the full and faithful performance of its obligations hereunder, (b) such Affiliate or successor assumes in writing all of the obligations of the assignor under this Agreement and agrees to comply with the terms set forth in this Agreement, and (c) a copy of the assignment is provided to the non-assigning party. The respective rights and obligations of the parties under this Agreement shall survive any transaction pursuant to which a Third Party acquires all or substantially all of the assets or capital stock of either party, whether due to merger, acquisition, consolidation or otherwise.

         10.2   Severability.  If any term or condition of this Agreement shall
                ------------
be held invalid in any respect by any court or governmental agency of competent jurisdiction and all appeals have been exhausted, the parties shall use commercially reasonable efforts to agree on either (a) an amendment which would restore the validity of the term or condition or (b) a comparable, valid term or condition. If no such Agreement can be reached, the other provisions of this Agreement that are valid are severable and remain in effect.

         10.3   Notices.  All notices, requests, demands, waivers and other
                -------
communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery by hand; (b) facsimile transmission, followed within one business day by overnight delivery or (c) overnight delivery service.

Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

          If to Rite Aid, to:

          Rite Aid Corporation
          30 Hunter Lane
          Camp Hill, PA  17011
          Attention: General Counsel
          Facsimile: (717) 760-7867
          Telephone: (717) 761-2633

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY  10022
          Attention: Nancy A. Lieberman, Esq.
          Facsimile: (212) 735-2000
          Telephone: (212) 735-3000

          If to drugstore.com, to:

          drugstore.com, inc.
          13920 S.E. Eastgate Way, Suite 300
          Bellevue, WA 98005
          Attention: General Counsel
          Facsimile: (425) 372-3800
          Telephone: (425) 372-3200

All such notices, requests, demands, waivers and communications shall be deemed received upon (x) actual receipt thereof by the addressee, (y) actual delivery thereof to the appropriate address or (z) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error.

         10.4   No Waiver.  No delay or omission by either party hereto to
                ---------
exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by any other party or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

         10.5   Written Amendments.  No modification, amendment, supplement to,
                ------------------
or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by the party against whom enforcement thereof is sought.

         10.6   No Third Party Beneficiaries.  This Agreement is intended to
                ----------------------------
benefit the parties hereto and their respective successors and permitted assigns, and shall not confer upon any other person or entity any rights or remedies.

         10.7   Survival.  The terms of Sections 2.4, 4, 6, 7, 8, 9 and 10 shall
                --------
survive any termination of this Agreement. Except with respect to such sections, upon the termination of this Agreement, neither party shall have any liability to the other, except for (a) any breach or default of any provision of this Agreement and (b) any Damages (including, but not limited to, past due amounts as specified in Sections 2.4 and 7) incurred prior to the termination.

         10.8   Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of Delaware as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies, but without regard to conflicts of laws principles applicable therein; provided, however, that to the extent legally
                               --------  -------
required, the provision of Pharmacy Services will be governed by the law of the situs in which the Pharmacy Services are provided and/or the law of the situs in which the Serviced Order is delivered to drugstore.com by Rite Aid.

         10.9   Relationship of Parties.  Each of Rite Aid and drugstore.com and
                -----------------------
their respective employees and agents are independent contractors in relation to the other party to this Agreement with respect to all matters arising hereunder. Nothing herein shall be deemed to establish a partnership, joint venture, association, agency or employment relationship between Rite Aid and drugstore.com. Each of Rite Aid and drugstore.com shall remain responsible for, and shall indemnify and hold harmless the other party against, any and all Federal, state and local personal income, sickness and disability insurance taxes, payroll levies or employee benefit obligations now existing or hereinafter incurred by Rite Aid or drugstore.com, as applicable, with respect to its employees and agents.

         10.10  Headings.  All headings herein are not to be considered in the
                --------
construction or interpretation of any provision of this Agreement.

         10.11  Entire Agreement.  This Agreement, the Main Agreement and the
                ----------------
schedules hereto and thereto form a part hereof and set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by an officer, director, employee, agent or representative of any party hereto.

        10.12   Dispute Resolution.  The provisions of Section 14 of the Main
                ------------------
Agreement shall be applicable to any dispute between the parties relating to this Agreement.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Pharmacy Supply and Services Agreement to be duly executed as of the date set forth above. This Agreement may be executed in several counterparts, each of which shall be an original and all of which when taken together shall constitute but one and the same agreement.

                                       RITE AID CORPORATION



                                       By: /s/ Elliot S. Gerson
                                          -------------------------------
                                          Name: Elliot S. Gerson
                                          Title: Executive Vice President



                                       DRUGSTORE.COM, INC.



                                       By: /s/ Peter Neupert
                                          ------------------------------
                                          Name: Peter Neupert
                                          Title: Chief Executive Officer